EX-24

P O W E R    O F    A T T O R N E Y

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints D. L. Rediker and P. H. Granzow, and each of them, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, and each with power to act alone, to sign and execute on behalf of the undersigned the Annual Report on Form 10-K, and any amendments thereto, of The Standard Register Company for the year ended January 2, 2005, and to perform any acts necessary to be done in order to file such report with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ P. H. Granzow	Chairman of the Board	March 10, 2005
P. H. Granzow

/S/ D. L. Rediker	President and Chief Executive	March 10, 2005
D. L. Rediker	Officer and Director

/S/ C. J. Brown	Senior Vice President-Administration,	March 10, 2005
C. J. Brown	Treasurer and Chief Financial Officer

/S/ R. W. Begley, Jr.	Director	March 10, 2005
R. W. Begley, Jr.

/S/ F. D. Clark, III	Director	March 10, 2005
F. D. Clark, III

/S/ S. W. Hudson	Director	March 10, 2005
S. W. Hudson

/S/ A. Scavullo	Director	March 10, 2005
A. Scavullo

/S/ J. J. Schiff, Jr.	Director	March 10, 2005
J. J. Schiff, Jr.

/S/ J. Q. Sherman, II	Director	March 10, 2005
J. Q. Sherman, II

Signed and acknowledged in the presence of:

/S/ P. H. Granzow	/S/ K. A. Lamme
P. H. Granzow, Chairman of the	K. A. Lamme, Corporate Vice President,
Board of Directors of The Standard	Secretary and Deputy General Counsel
Register Company	of The Standard Register Company

[Corporate Seal]

STATE OF OHIO, MONTGOMERY COUNTY:

The foregoing Directors of The Standard Register Company personally appeared before me, a Notary Public for the State of Ohio, and each of them acknowledged that they did sign this Power of Attorney, and that it is the free act and deed of each said Director.

I have signed and sealed this Power of Attorney at Dayton, Ohio on March 10, 2005.

/S/ K. A. Lamme

Kathryn A. Lamme

[ Notary Seal ]